  EXHIBIT 10.18

Date: Sept 27, 2024

Addendum to Service agreement dated July 31, 2024 between Jeremy Concannon and Verde Resources, Inc.

RE: Share based compensation issuance to correspond with service period

Whereas Jeremy Concannon has entered into a service agreement to provide services on behalf of Verde Resources, Inc for the period beginning August 1st, 2024, through September 30, 2027, and Verde Resources has committed to grant 4,050,000 shares to be issued as

Compensation for such service in 3 tranches totaling 4,050,000 shares is it hereby clarified that the issued shares correspond to the service period as follows:

1” tranche of 1,350,000 shares of Verde Resources Inc. issued on or before August 31st, 2024, is compensation for services provided between August 1, 2024 -July 31 “, 2025.

2nd tranche of 1,350,000 shares of Verde Resources Inc. issued on or before August 31, 2025, is compensation for services provided between August 1, 2025 - July 31, 2026.

3rd tranche of 1,350,000 shares of Verde Resources Inc. issued on or before August 31, 2026, is compensation for services provided between August 1, 2026 - September 30, 2027.

This clarification should not otherwise be taken to alter, amend, or otherwise change the terms of the service agreement.

/s/ Eric Bava	/s/ Jeremy Concannon
Eric Bava Chief Operating Officer Verde Resources Inc.	Jeremy Concannon Service Provider

Verde Resources Inc.

8112 Maryland Ave. Suite 400 St. Louis, MO 63105

 info@verderesources.com

314-530-9071

www.verderesources.com